Exhibit 32.1

Section 1350 Certification

The following statement is provided by the undersigned to accompany the Form 10-Q of Endeavor Emerging Opportunities Fund, LP pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Endeavor Emerging Opportunities Fund, LP.

Date: May 15, 2014	/s/ Stephen J. Roseme
Stephen J. Roseme Chief Executive, Principal Executive Officer and Principal Financial Officer Bridgeton Fund Management, LLC the General Partner of Endeavor Emerging Opportunities Fund, LP